Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2012 relating to the financial statements and financial statement schedule, which appears in NSTAR Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 9, 2012